SUBSCRIPTION AGREEMENT

GETFUGU, INC.
8560 W. Sunset Blvd., 7th Floor
West Hollywood, CA 90069

Ladies and Gentlemen:

The undersigned subscriber (“Subscriber”) desires to purchase the number of Shares set forth on the signature page of this Agreement (the “Agreement”).  Accordingly, the Company and Subscriber agree as follows:

1.           Sale and Purchase. Subject to the terms and conditions set forth in this Agreement, Subscriber hereby tenders the amount set forth on the signature page of this Agreement for the purchase of the number of Shares set forth on the signature page hereto.

2.           Representations, Warranties, and Agreements of Subscriber. In connection with this subscription, Subscriber hereby makes the following representations, warranties, and agreements with the Company and confirms the following understandings, each of which are made or confirmed, as the case may be, with respect to Shares subscribed for herein:

(a)           Investment Purpose. Subscriber understands that the Shares, (the “Securities”) are “restricted securities” and have not been registered under the Securities Act (as defined below) or any applicable state securities law and is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, has no present intention of distributing any of such Securities and has no arrangement or understanding with any other persons regarding the distribution of any them (this representation and warranty not limiting Subscriber’s right to sell the Securities in compliance with applicable federal and state securities laws).  Subscriber is acquiring the Securities in the ordinary course of its business.  Subscriber does not have any agreement or understanding, directly or indirectly, with any person or entity to distribute any of the Securities.

(b)           Review and Evaluation of Information Regarding the Company.

(i)           Subscriber is familiar with the Company’s financial condition and actual and proposed operations. Without limiting the foregoing, the Subscriber acknowledges that the undersigned has reviewed the corporate documents regarding the Company and the terms of this Offering.

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(ii)           In addition to the foregoing, Subscriber acknowledges that Subscriber has conducted, or has been afforded the opportunity to conduct, an investigation of the Company and has been offered the opportunity to ask representatives of the Company questions about the Company’s financial condition and proposed business and that Subscriber has obtained such available information as Subscriber has requested, to the extent Subscriber has deemed necessary, to permit Subscriber to fully evaluate the merits and risks of an investment in the Company.  Representatives of the Company have answered all inquiries that Subscriber has put to them concerning the Company and its activities, and the offering and sale of the Securities.

(c)           Risks. Subscriber recognizes that the purchase of the Securities involves a high degree of risk and is suitable only for persons of adequate financial means who have no need for liquidity in this investment in that (i) Subscriber may not be able to liquidate the investment in the event of an emergency; (ii) transferability is limited; and (iii) in the event of a disposition, Subscriber could sustain a complete loss of the entire investment.

(d)           Accredited Investor Status.  Subscriber represents that Subscriber is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, amended (the “Securities Act”).  Specifically, the Subscriber is (check appropriate items):

_________                                (i)           A bank, savings and loan association or other similar institution (as defined in Sections 3(a)(2) and 3(a)(5)(A) of the Securities Act);

_________                                (ii)            A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

_________                                (iii)           An insurance company (as defined in Section 2(13) of the Securities Act);

_________                                (iv)            An investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”);

_________                                (v)           A Small Business Investment Company licensed by the U.S. Small Business Administration under Sections 301(c) or (d) of the Small Business Investment Act of 1958;

_________                                (vi)           Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its subdivisions for the benefit to its employees, which plan has total assets in excess of $5,000,000;

_________                                (vii)           An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”), if the investment decision is made by a “Plan Fiduciary”, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser;

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_________                                (viii)                      An employee benefit plan within the meaning of ERISA having total assets in excess of $5,000,000;

_________                                (ix)           A self-directed employee benefit plan within the meaning of ERISA, with investment decisions made solely by persons who are accredited investors as defined in Rule 501(a) of Regulation D;

_________                                (x)           A business development company (as defined in Section 2(a)(48) of the Investment Company Act) or a private business development company (as defined in Section 202(a)(22) of the Investment Advisers Act of 1940);

_________                                (xi)           A corporation, partnership, Massachusetts or similar business trust, or organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (tax exempt organization), not formed for the specific purpose of acquiring the Securities having total assets in excess of $5,000,000;

_________                                (xii)           Any executive officer or director of the Company;

_________                                (xiii)                      An individual having an individual net worth or a joint net worth with spouse at the time of purchase in excess of $1,000,000;

_________                                (xiv)                      An individual whose net income was in excess of $200,000 in each of the two most recent years, or whose joint income with spouse was in excess of $300,000 in each of those years, and who reasonably expects his net income to reach such level in the current year;

_________                                (xv)            A trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the Securities whose purchase is directed by a sophisticated person (i.e., person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of any securities); or

_________                                (xvi)                      Any entity in which all of the entity owners are “accredited investors.”

(e)           Subscriber’s Financial Experience. Subscriber is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of an investment in the Company or, if he or she has utilized the services of a purchaser representative, together with such representative, are sufficiently experienced in financial and business matter to be capable of evaluating the merits and risks of an investment in the Company.  Subscriber is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(f)           Suitability of Investment. Subscriber has evaluated the merits and risks of Subscriber’s proposed investment in the Company, including those risks particular to Subscriber’s situation, and has determined that this investment is suitable for Subscriber. Subscriber has adequate financial resources for an investment of this character, and at this time Subscriber can bear a complete loss of Subscriber’s investment. Further, Subscriber will continue to have, after making an investment in the Securities, adequate means of providing for Subscriber’s current needs, the needs of those dependent on Subscriber, and possible personal contingencies.  Subscriber specifically represents that he or she has a net worth at least five times greater than the investment made herein.
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(g)           Exempt Offering. Notwithstanding that the Company intends to register the Shares for resale, Subscriber understands that the sale of the Securities is not being registered on the basis that this issuance is exempt from registration under the Securities Act, and the applicable state securities laws, and the rules and regulations promulgated thereunder, and that reliance on such exemptions is predicated, in part, on Subscriber’s representations and warranties contained in this Agreement.

(h)           Limitations on Disposition. Subscriber understands that there are substantial restrictions on the transferability of the Securities pursuant to the Securities Act; the Securities will not be, and, except as provided in the Registration Rights Agreement, Subscriber has no right to require that the Securities be registered under the Securities Act; and, accordingly, Subscriber may have to hold the Securities for an indefinite period of time until the Shares have been registered by the Company or are subject to an exemption from registration. Subscriber represents that Subscriber can afford to hold the Securities for an indefinite period of time. Subscriber further understands that an opinion of counsel and other documents may be required to transfer the Securities.  Subscriber acknowledges that until registered under the Securities Act, the Securities shall bear the following, or a substantially similar, restrictive legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.”

(i)           Absence of Official Evaluation. Subscriber understands that no federal or state agency has made any finding or determination as to the fairness of the terms of an investment in the Company, or any recommendation for or endorsement of the Securities offered hereby.

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(j)           Additional Financing. Subscriber further acknowledges that nothing hereunder shall preclude the Company from seeking and/or procuring additional equity and/or debt financing.

(k)           Nonreliance. Subscriber is not relying on the Company or any representation contained herein or in the documents referred to herein with respect to the tax and economic effect of Subscriber’s investment in the Company.

(l)           Acceptance. Subscriber acknowledges that the Company shall, in its sole discretion, have the right to accept or reject this subscription, in whole or in part, for any reason or for no reason. If Subscriber’s subscription is accepted by the Company, Subscriber shall, and Subscriber hereby elects to, execute any and all further documents necessary in the opinion of the Company to complete his subscription and become a shareholder of the Company.

(m)           Authority to Enter into Agreement. Subscriber has the full right, power, and authority to execute and deliver this Agreement and perform Subscriber’s obligations hereunder.

(n)           Entity as a Subscriber. If Subscriber is a corporation, partnership, trust, or other entity, (i) Subscriber is authorized and qualified to become a shareholder of, and is authorized to, make its investment in the Company; (ii) Subscriber has not been formed for the purpose of acquiring an interest in the Company; (iii) Subscriber has not been in existence for less than 90 days prior to the date hereof; (iv) Subscriber is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations thereunder; (v) the execution, delivery and performance by Subscriber of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Subscriber; and (vi) this Agreement has been duly executed by Subscriber, and when delivered by Subscriber in accordance with the terms hereof, will constitute the valid and legally binding obligation of Subscriber, enforceable against it in accordance with its terms except (x) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (y) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (z) insofar as indemnification and contribution provisions may be limited by applicable law.

(o)           Prohibitions on Cancellation, Termination, Revocation, Transferability, and Assignment. Subscriber hereby acknowledges and agrees that, except as may be specifically provided herein or by applicable law, Subscriber is not entitled to cancel, terminate, or revoke this Agreement, and this Agreement shall survive Subscriber’s death or disability or any assignment of the Securities.  Subscriber further agrees that Subscriber may not transfer or assign Subscriber’s rights under this Agreement, and Subscriber understands that, if Subscriber’s subscription is accepted, the transferability of the Securities will be restricted.

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(p)           Obligation. This Agreement constitutes a valid and legally binding obligation of Subscriber and neither the execution of this Agreement nor the consummation of the transactions contemplated herein will constitute a violation of or default under, or conflict with, any judgment, decree, statutes or regulation of any governmental authority applicable to Subscriber, or any contract, commitment, agreement, or restriction of any kind to which Subscriber is a party or by which Subscriber’s assets are bound. The execution and delivery of this Agreement does not, and the consummation of the transactions described herein will not, violate applicable laws, or any mortgage, lien, agreement, indenture, lease or understanding (whether oral or written) of any kind outstanding relative to Subscriber.

(q)           Required Approvals. No approval, authorization, consent, order, or other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery of this Agreement by Subscriber or the purchase of the Securities.

(r)           No General Solicitation. Subscriber is not subscribing for the Securities because of or following any advertisement, article, notice, or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation or a subscription by a person other than an authorized representative of the Company.

(s)           Residence. If Subscriber is an individual, then Subscriber resides in the state or province identified in the address of Subscriber set forth on the signature page hereto; if Subscriber is a partnership, corporation, limited liability company or other entity, then the office or offices of Subscriber in which its investment decision was made is located at the address or addresses of Subscriber set forth on the signature page hereto.

(g)           Rule 144.  Subscriber acknowledges and agrees that the Securities are “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  Subscriber has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

3.           Representations, Warranties and Agreements of the Company. In connection with this subscription, the Company makes the following representations, warranties and agreements and confirms the following understandings:

(a)           Company’s Good Standing. The Company is a corporation organized and validly existing under the laws of the State of Nevada, and it has all corporate authority and power to conduct its business and to own its properties.  The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which its operations require such qualification.

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(b)           Authorization; Conflict; Valid and Binding Obligation. This Agreement and the transactions contemplated herein have been duly and validly authorized by all requisite corporate action of the Company and no further consent or authorization of the Company or the Board of Directors or its stockholders is required. The Company has full right, power and capacity to execute, deliver and perform its obligations under this Agreement and the other agreements, instruments and documents contemplated hereby. No governmental license, permit or authorization and no registration or Reports with any court, governmental authority or regulatory agency is required in connection with the Company’s execution, delivery and/or performance of this Agreement, other than any Reports required by applicable federal and state securities laws. The execution, delivery and performance of this Agreement, the consummation of the transactions herein contemplated and the compliance with the terms of this Agreement by the Company will not violate or conflict with any provision of the Articles of Incorporation or Bylaws of the Company, or any agreement, instrument, law or regulation to which the Company is a party or by which the Company may be bound. This Agreement, upon execution and delivery by the Company, will represent the valid and binding obligation of the Company enforceable in accordance with its terms.

(c)           Use of Proceeds. The Company will be using the funds raised in this Offering for general working capital and to pursue its business plan.

(d)           Reports, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority in connection with the execution, delivery and performance by the Company of this Agreement, other than (i) application(s) to each applicable Trading Market (as defined in the Registration Rights Agreement) for the listing of the Shares for trading thereon in the time and manner required thereby and (ii) the filing of Form D with the Securities and Exchange Commission (the “Commission”) and such Reports as are required to be made under applicable state securities laws.

(e)           Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company other than restrictions on transfer provided for in this Agreement.

(f)           Capitalization. As of the date of this Agreement, the Company’s authorized capitalization consisted of Five Hundred Million (500,000,000) shares of Common Stock, $0.001 par value per share, of which 162,645,000 shares are issued and outstanding as of September 9, 2009.  There are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock.  The Company does not have any subsidiaries and does not own any capital stock of, assets comprising the business of, obligations of, or any other interest (including any equity or partnership interest) in any person or entity.

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(g)           No Conflict or Violation.  The execution and delivery by the Company of this Agreement, will not result in any conflict with, or result in a violation or breach of any of the terms, conditions or provisions of, or constitute (with or without due notice, lapse of time or both) a default under, or give rise to a right of termination, cancellation or acceleration of any obligation under agreement, note, contract, franchise, lease or other agreement or instrument to which the Company is a party or by which it may be bound.

(i)           SEC Reports.  The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Act and the Exchange Act (all of the foregoing filed reports and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the “SEC Reports”), or has timely filed for a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the applicable rules and regulations of the SEC promulgated thereunder.  The SEC Reports do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Since June 30, 2009 there has not occurred any event, change, circumstance or effect that could reasonably be expected to have a material adverse effect on the Company that has not been set forth in the SEC Reports.

(j)           Financial Statements.  As of their respective dates, the financial statements of the Company included in the SEC Reports complied as to form in all material respects with applicable accounting requirements and the applicable published rules and regulations of the SEC with respect thereto.  The financial statements included in the SEC Reports were prepared in conformity with GAAP applied on a consistent basis and fairly present, in all material respects, the financial position of the Company as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the Company for each of the periods then ended.  The Company has no contingent liability or liability for taxes, long term lease or unusual forward or long term commitment that is not reflected in the financial statements included in the SEC Reports or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Company.

(k)           Taxes.  All Tax returns and reports of the Company required to be filed by it have been prepared in accordance with law, have been timely filed, and all Taxes, assessments, fees and other governmental charges upon the Company and upon its respective properties, assets, income and franchises which are shown as due and payable thereon, or have been assessed, have been paid, except for those claims or charges which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted. No taxing authority has given notice of an assertion, or is threatening to assert, against the Company any deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith

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(l)           Litigation; Orders.  Except as disclosed in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, or any of its properties or assets before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Company or that adversely affects the legality, validity or enforceability of this Agreement.

(m)           Material Non-Public Information.  The Company has not provided to the Subscribers any material non-public information other than information related to the transactions contemplated by this Agreement, all of which information related to the transactions contemplated hereby shall be disclosed by the Company pursuant to Section 6(j) hereof.  The Company understands and confirms that each Subscriber shall be relying on the foregoing representations in effecting transactions in securities of the Company.

(n)           Sarbanes-Oxley.  The Chief Executive Officer and the Chief Financial Officer of the Company have signed, and the Company has furnished to the SEC, all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002.  Such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither the Company nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications.  The Company is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations issued thereunder by the SEC.  The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms.  The Company has established internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Company and designed such internal control over financial reporting to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principals.  The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures and internal control over financial reporting as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures and internal control over financial reporting based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

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(o)           Financial Statements.  The financial statements of the Company in the SEC Reports present fairly, in accordance with United States generally accepted accounting principles (“GAAP”), consistently applied, the financial position of the Company as of the dates indicated, and the results of its operations and cash flows for the periods therein specified, subject, in the case of unaudited financial statements for interim periods, to normal year-end audit adjustments.

(p)           Absence of Certain Changes Since the Balance Sheet Date.  Except as set forth in the SEC Reports, since December 31, 2008, the business and operations of the Company  have been conducted in the ordinary course consistent with past practice, and there has not been:

(i) any declaration, setting aside or payment of any dividend or other distribution of the assets of the Company with respect to any shares of capital stock of the Company or any repurchase, redemption or other acquisition by the Company or any subsidiary of the Company of any outstanding shares of the Company’s capital stock (and the Company has not made any agreements to do any of the foregoing);

(ii)           any damage, destruction or loss, whether or not covered by insurance, except for such occurrences, individually and collectively, that have not had, and would not reasonably be expected to have, a material adverse effect on the Company;

(iii)           any waiver by the Company of a valuable right or of a material debt owed to it, except for such waivers, individually and collectively, that have not had, and would not reasonably be expected to have, a material adverse effect on the Company;

(iv)           any material change or amendment to, or any waiver of any material right under a material contract or arrangement by which the Company or any of its or their respective assets or properties is bound or subject;

(v)           any change by the Company in its accounting principles, methods or practices or in the manner in which it keeps its accounting books and records, except any such change required by a change in GAAP or by the SEC; or

(vi)           any other event or condition of any character, except for such events and conditions that have not resulted, and are not expected to result, either individually or collectively, in a material adverse effect on the Company.

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(q)           Intellectual Property.

(i)           Except as set forth in the SEC Reports, the Company owns or possesses sufficient rights to use all patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names, copyrights, information and other proprietary rights and processes (collectively, “Intellectual Property”), which are necessary to conduct its or their respective businesses as currently conducted and as described in the SEC Reports free and clear of all liens, encumbrances and other adverse claims, except where the failure to own or possess free and clear of all liens, encumbrances and other adverse claims would not reasonably be expected to result, either individually or in the aggregate, in a material adverse effect on the Company.

(ii)           The Company has not received any written notice of, nor has knowledge of, any infringement of or conflict with rights of others with respect to any Intellectual Property and neither the Company nor any of its Subsidiaries has knowledge of any infringement, misappropriation or other violation of any Intellectual Property by any third party, which, in either case, either individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect on the Company.

(iii)           To the Company’s knowledge, none of the patent rights owned or licensed by the Company are unenforceable or invalid.

(iv)           The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company’s business.

 (r)

Insurance.  The Company maintains insurance of the types and in the amounts that the Company reasonably believes is prudent and adequate for its business and which is at least as extensive as is customary for other companies in the Company’s industry, all of which insurance is in full force and effect.

(t)           Labor Relations.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.  No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters.

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(u)           Internal Accounting Controls.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(v)           Transactions With Officers and Directors.  Except as set forth in the SEC Reports, none of the officers or directors of the Company has entered into any transaction with the Company  that would be required to be disclosed pursuant to Item 404(a) or (c) of Regulation S-K of the SEC.

(w)            Investment Company.  The Company is not now, and after the sale of the Securities under this Agreement and the application of the net proceeds from the sale of the Securities described herein will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(y)           No Integrated Offering.  Neither the Company, nor any Affiliate of the Company, nor any person acting on its or their behalf has, directly or indirectly, engaged in any form of general solicitation or general advertising with respect to any security or made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act which would cause Regulation D or any other applicable exemption from registration under the Securities Act to be unavailable, or would cause any applicable state securities laws exemptions or any applicable stockholder approval provisions exemptions, including, without limitation, under the rules and regulations of any national securities exchange or automated quotation system on which any of the securities of the Company are listed or designated to be unavailable, nor will the Company take any action or steps that would cause the offering or issuance of the Securities to be integrated with other offerings.

(z)           Application of Takeover Protections.  The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Articles of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Subscribers as a result of the Subscribers and the Company fulfilling their obligations or exercising their rights under this Agreement and the Warrants, including without limitation as a result of the Company’s issuance of the Securities and the Subscribers’ ownership of the Securities.

(aa)           No Disagreements with Accountants and Lawyers.  There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company.

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(bb)           Acknowledgment Regarding Subscribers’ Purchase of Purchased Securities.  The Company acknowledges and agrees that each of the Subscribers is acting solely in the capacity of an arm’s length Subscriber with respect to this Agreement and the transactions contemplated hereby.  The Company further acknowledges that no Subscriber is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Subscriber or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Subscribers’ purchase of the Securities.  The Company further represents to each Subscriber that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(cc)           Manipulation of Price.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent and any approved broker-dealers in connection with the placement of the Securities.

(dd)           Legend Removal.  The Company agrees, upon a Subscriber’s reasonable request, to reissue certificates representing any of the Shares and Warrant Shares without any restrictive  legend: (i) while a registration statement covering the resale of such securities is effective under the Securities Act, (ii) following any sale of such securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) if such Securities are eligible for sale under Rule 144(b) (to the extent that the applicable Subscriber provides a certification or legal opinion to the Company to that effect), or (iv) if such legend is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the Commission). Following the effective date of a registration statement, which includes the Securities, or at such earlier time as a legend is no longer required for the Shares and the Warrant Shares, the Company will, promptly following the delivery by a Subscriber to the Company or the Company’s transfer agent of a legended certificate representing such securities, deliver or cause to be delivered to such Subscriber a certificate representing such securities that is free from all restrictive legends.  If requested by a Subscriber, certificates for securities subject to legend removal hereunder shall be transmitted by the transfer agent of the Company to the Subscribers by crediting the account of the Subscriber’s prime broker with the Depository Trust Company (“DTC”).

(ee)            Shell Company Status. The Company has ceased to be an issuer defined in Rule 144(i)(1)(i); is subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months, other than Form 8-K reports; has filed current "Form 10 information" (as defined in Rule 144(i)(3)) with the SEC reflecting its status as an entity that is no longer an issuer described in Rule 144(i)(1)(i); and the Company filed “Form 10 information” with the SEC on April 15, 2009.

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4.           Survival of Representations, Warranties, Agreements and Acknowledgments. The representations, warranties, agreements, and acknowledgments of the Company and Subscriber shall survive the offering and purchase of the Securities.

5.           (a) Indemnification of the Company. Subscriber agrees to indemnify and hold harmless the Company against and in respect of any and all loss, liability, claim, damage, deficiency, and all actions, suits, proceedings, demands, assessments, judgments, costs and expenses whatsoever (including, but not limited to, attorneys’ fees reasonably incurred in investigating, preparing, or defending against any litigation commenced or threatened or any claim whatsoever through all appeals) arising out of or based upon any false representation or warranty or breach or failure by Subscriber to comply with any covenant or agreement made by it herein or in any other document furnished by it in connection with this subscription.

(b) Indemnification of the Subscriber. The Company agrees to indemnify and hold harmless the Subscriber against and in respect of any and all loss, liability, claim, damage, deficiency, and all actions, suits, proceedings, demands, assessments, judgments, costs and expenses whatsoever (including, but not limited to, attorneys’ fees reasonably incurred in investigating, preparing, or defending against any litigation commenced or threatened or any claim whatsoever through all appeals) arising out of or based upon any false representation or warranty or breach or failure by the Company to comply with any covenant or agreement made by it herein or in any other document furnished by it in connection with this subscription.

6.           Miscellaneous.

(a)   Amendments. This Agreement may not be amended, supplemented, or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement, or modification is sought.

(c)           Notices. Any notice, demand, or other communication that any party hereto may be required, or may elect, to give to anyone interested hereunder shall be deemed given on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; on the date delivered by an overnight courier service; on the third business day after it is mailed if mailed by registered or certified mail (return receipt requested, with postage and other fees prepaid) addressed to such addresses as provided herein.

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(d)           Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and inure to Subscriber’s benefit and the benefit of Subscriber’s heirs, executors, administrators, successors, legal representatives, and permitted assigns. If the undersigned is more than one person, the obligation of the undersigned shall be joint and several and the agreements, representations, warranties, and acknowledgements herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, successors, administrators, legal representatives, and permitted assigns.

(e)           Choice of Law; Venue. This Agreement will be interpreted, construed, and enforced in accordance with the internal laws of the State of New York, without giving effect to the application of the principles pertaining to conflicts of laws.  Any proceeding arising between the parties in any manner pertaining or relating to this Agreement shall, to the extent permitted by law, be held in New York.

(f)           Effect of Waiver. The failure of any party at any time or times to require performance of any provision of this Agreement will in no manner affect the right to enforce the same. The waiver by any party of any breach of any provision of this Agreement will not be construed to be a waiver by any such party of any succeeding breach of that provision or a waiver by such party of any breach of any other provision.

(g)           Severability. The invalidity, illegality, or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality, or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal, or unenforceable in any respect, this Agreement shall be reformed, construed, and enforced as if such invalid, illegal, or unenforceable provision had never been contained herein.

(h)           Enforcement. Should it become necessary for any party to institute legal action to enforce this Agreement, the successful party will be awarded reasonable attorneys’ fees at all trial and appellate levels, expenses, and costs.

(i)           Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

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(j) 8-K Filing and Publicity; Standstill.  On or before 8:30 a.m., Eastern time, on the first business day following the date of this Agreement, the Company shall issue a press release describing the terms of the transactions contemplated by this Agreement, but not including the names of the Subscriber and the amount of Securities purchased hereby.  On or before 8:30 a.m., Eastern time, on the second business day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by this Agreement in the form required by the Exchange Act and attaching this Agreement as an exhibit to such filing (the “8-K Filing”), but not including the name of the Subscriber and the amount of Securities purchased hereby except as required by the instructions to Form 8-K.  From and after the filing of the 8-K Filing with the SEC, the Subscribers as a consequence of participating in the transactions contemplated by this Agreement shall not be in possession of any material, nonpublic information received from the Company, any of its subsidiaries or any of their respective officers, directors, employees or agents authorized to disclose such information, that is not disclosed in the 8-K Filing.  The Company shall not, and shall cause each of its subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide the Subscribers with any material, nonpublic information regarding the Company or any of its subsidiaries from and after the filing of the 8-K Filing with the SEC without the consent of the Subscribers. If a Subscriber has, or believes it has, received any such material, nonpublic information regarding the Company or any of its subsidiaries prior to the Closing Date, it shall provide the Company with written notice thereof and the Company shall within five (5) business days thereafter, make public disclosure of such material, nonpublic information if permitted under applicable law or without breach or violation of any agreement, contract or other obligation of the Company unless the Board of Directors of the Company shall determine that such disclosure would reasonably be expected to result in a material and adverse effect on the Company or its business, prospects, finances or properties.  Except for such disclosure as the Company is advised by counsel is required to be included in documents filed with the SEC or otherwise required by law, the Company shall not use the name of, or make reference to, any Subscriber or any of its Affiliates or investment advisers in any press release or in any public manner (including any reports or Reports made by the Company under the Exchange Act) without such Subscriber's prior written consent.

(k)           Further Assurances. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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GETFUGU, INC.

SUBSCRIPTION AGREEMENT

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of    this ____ day of November, 2009.

Total Number of Shares Subscribed for: Five Million, Two Hundred Fifty Thousand Five Hundred Twenty-Five (5,250,525).

Total Purchase Price: $1,750,000

(Signature of Subscriber)

(Print Name of Subscriber)

(Address)

(Telephone Number)

(Date)

(Federal Employer Identification Number or Other Tax Identification Number)

[TO BE COMPLETED BY THE COMPANY]

Subscription Acceptance Page

GETFUGU, INC.

APPROVED AND ACCEPTED in accordance with the terms of this Subscription Agreement on this _____ day of November, 2009.

On behalf of GETFUGU, INC.

By:

Print Name:

Title: